FOR IMMEDIATE RELEASE

Contact: Carol DiRaimo, Vice President of Investor Relations
         (913) 967-4109

            Applebee's International Reports October Comparable Sales

OVERLAND PARK, KAN., October 31, 2007 -- Applebee's International, Inc. (Nasdaq:APPB) today reported comparable sales for the four-week period ended October 28, 2007.

System-wide domestic comparable sales decreased 1.5 percent for the October period, and comparable sales for domestic franchise restaurants decreased 1.6 percent. As previously reported, comparable sales for company restaurants decreased 1.1 percent, reflecting a decrease in guest traffic of between 2.5 and
3.0 percent, combined with a higher average check.

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of October 28, 2007, there were 1,955 Applebee's restaurants operating system-wide in 49 states, 17 international countries, and one U.S. territory, of which 510 were company-owned. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

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